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                             EMPLOYMENT AGREEMENT
                             --------------------

          THIS EMPLOYMENT AGREEMENT (the "Agreement") is made as of this 1st day of January, 1999, by and between OPINION RESEARCH CORPORATION, a Delaware Corporation (the "Company"), and JOHN F. SHORT (the "Executive").

                                 W I T N E S S E T H:
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          WHEREAS, the Company believes that it would benefit from the application of the Executive's particular and unique skill, experience and background to the management and operation of the Company, and wishes to employ the Executive as Chief Executive Officer of the Company ("CEO"); and

          WHEREAS, the parties desire by this Agreement to set forth the terms and conditions of the employment relationship between the Company and the Executive.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in this Agreement, the Company and the Executive agree as follows:

        1.        Employment and Duties.  The Company hereby employs the
                  ---------------------
Executive as CEO on the terms and conditions provided in this Agreement and Executive agrees to accept such employment subject to the terms and conditions of this Agreement. The Executive shall perform the duties and responsibilities as are customary for the officer of a corporation in such position, and shall perform such other duties and responsibilities as are reasonably determined from time to time by the Board of Directors of the Company (the "Board"). The Executive agrees to devote his best efforts and substantially all of his time, attention, energy, and skill to performing the duties of CEO. Provided that such activities shall not violate any provision of

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this Agreement or materially interfere with his performance of his duties hereunder, nothing herein shall prohibit the Executive (a) from participating in any other business activities approved in advance by the non-management members of Board in accordance with any terms and conditions of such approval, such approval not to be unreasonably withheld or delayed, (b) from engaging in charitable, civic, fraternal, or trade group activities, or (c) from investing his assets in other entities or business ventures.

        2.  Term.  The term of this Agreement shall be for two years (the
            ----
"Initial Term"), commencing on the date hereof (the "Effective Date"), and expiring on the day preceding the second anniversary of the Effective Date (the "Termination Date"), unless extended by mutual agreement of the parties or earlier terminated in accordance with the terms of this Agreement. This Agreement shall continue in full force and effect for additional terms of 12 months each after the expiration of the Initial Term (each, an "Extended Term"), unless either party shall give the other party before the commencement of any Extended Term at least six months prior written notice of such party's intention to terminate this Agreement.

        3.  Compensation. As compensation for performing the services required
            ------------
by this Agreement, and during the term of this Agreement, the Executive shall be compensated as follows:

        (a) Base Compensation.  The Company shall pay to the Executive an
            -----------------
annual salary ("Base Compensation") of $350,000, payable in equal installments pursuant to the Company's customary payroll procedures in effect for its executive personnel at the time of payment, but in no event less frequently than monthly, subject to withholding for applicable

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federal, state, and local taxes. The Executive shall be entitled to increases in
Base Compensation and bonuses with respect to each fiscal year during the term of this Agreement, to be determined by the Compensation Committee of the Board based on periodic reviews of the Executive's performance conducted on at least an annual basis. Such Base Compensation as increased from time to time by the Compensation Committee of the Board shall be deemed to be the Executive's Base Compensation for purposes of this Agreement. The Executive's Base Compensation shall not be reduced during the Initial Term of this Agreement.

        (b) Incentive Compensation. In addition to Base Compensation, the
            ----------------------
Executive shall receive additional compensation ("Incentive Compensation). The Incentive Compensation shall be pursuant to short-term and/or long-term incentive compensation programs which shall be established by the Compensation Committee of the Board. The annual Incentive Compensation opportunity pursuant to such programs shall not be less than $200,000. For purposes of this Agreement, the Executive's "Pro Rata Share" of Incentive Compensation for any fiscal year of the Company shall be a fraction whose numerator shall be equal to the number of months (or parts of months) during which the Executive was actually employed by the Company during any such fiscal year and whose denominator shall be the total number of months in such fiscal year.

        4.  Employee Benefits. During the term of this Agreement and subject to
            -----------------
the limitations set forth in this Section 4, the Executive and his eligible dependents shall have the right to participate in any retirement plans (qualified and non-qualified), pension, insurance, health, disability or other benefit plan or program that has been or is hereafter adopted by the

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Company (or in which the Company participates), according to the terms of such plan or program.

        5.  Vacation and Leaves of Absence. The Executive shall be entitled to
            ------------------------------
the normal and customary amount of paid vacation provided to senior executive officers of the Company, but in no event less than 20 days during each 12 month period, beginning on the Effective Date of this Agreement. Any vacation days that are not taken in a given 12 month period shall not accrue or carry over from year to year. Upon any termination of this Agreement for any reason whatsoever, accrued and unused vacation for the year in which this Agreement terminates will be paid to the Executive within 10 days of such termination based on his annual rate of Base Compensation in effect on the date of such termination. In addition, the Executive may be granted leaves of absence with or without pay for such valid and legitimate reasons as the Board in its sole and absolute discretion may determine, and is entitled to the same sick leave and holidays provided to other senior executive officers of the Company.

        6.  Expenses.
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            (a) Business Expenses.  The Executive shall be promptly reimbursed
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against presentation of vouchers or receipts for all reasonable and necessary expenses incurred by him in connection with the performance of business-related duties as well as membership fees in a country club of his choice.

            (b) Automobile Expense.  During the term of this Agreement, in order
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to facilitate the performance of the Executive's duties hereunder, and otherwise for the convenience of the Company, the Company shall provide the Executive with an automobile

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allowance of $1,000  per month.

        7.  Indemnification.  The Company shall (and is hereby obligated to)
            ---------------
indemnify (including advance payment of expenses) the Executive in each and every situation where the Company is obligated to make such indemnification pursuant to applicable law and the relevant portions of the Company's Certificate of Incorporation and By-Laws. The Company shall indemnify the Executive, including payment of attorneys' fees and expenses, in each and every situation where, under applicable law, the Company is not obligated, but is nevertheless permitted or empowered, to make such indemnification.

        8.  Termination and Termination Benefits.
            ------------------------------------

            (a)  Termination by the Company.
                 --------------------------

                 (i) With Cause. The Company may terminate this Agreement prior to its expiration date only with "cause". In such event, the Executive shall be paid his Base Compensation, and the benefits pursuant to Section 4 hereof, up to the effective date of such termination. For purposes of this
Section 8(a), "cause" shall mean (A) an act of dishonesty by Executive constituting a felony and resulting or intended to result in gain to or personal enrichment of Executive at Company's expense, (B) the willful engaging by Executive in misconduct which is injurious to the Company, and (C) the deliberate and intentional refusal of Executive substantially to perform his duties hereunder.

                 (ii) Disability.  If due to illness, physical or mental
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disability, or other incapacity, the Executive shall fail, for a total of any four consecutive months ("Disability"), to perform the principal duties required by this Agreement, the Company may

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terminate this Agreement upon 30 days' written notice to the Executive. In such event, the Executive shall be (A) paid his Base Compensation until the expiration of this Agreement and his Pro Rata Share of any Incentive Compensation payable to him for the year in which the termination occurs, and
(B) provided with employee benefits pursuant to Section 4, to the extent available, until the expiration of this Agreement. For purposes of this subsection, "expiration of this Agreement" shall mean the later of (A) the Termination Date or (B) the last day of any Extended Term in effect on the date the Executive becomes disabled; provided, that any such Extended Term shall terminate on the day preceding the anniversary of the Effective Date which coincides with or follows the Executive's Disability.

            (b) Termination by the Executive.  The Executive may terminate this
                ----------------------------
Agreement for "cause" upon 30 days' written notice to the Company (during which period the Executive shall, if requested in writing by the Company, continue to perform his duties as specified under this Agreement). For purposes of this Agreement, if the Executive's employment is terminated by the Company without cause (as defined in Section 8(a)(i) above) or the Company shall fail to renew the term of this Agreement after the Initial Term or any Extended Term, it shall be deemed as though the Executive terminated this Agreement for cause under this
Section 8(b). In such event, the Executive shall be paid his Base Compensation up to the effective date of such termination and his full share of any Incentive Compensation payable to him for the year in which the termination occurs as well as the additional termination compensation set forth in Section 8(c) below. For purposes of the Executive's termination of this Agreement for cause under this
Section 8(b), "cause" includes (W) the Company's failure to

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make any of the payments or provide any of the benefits to the Executive under this Agreement, (X) a material alteration in the scope of the Executive's responsibilities and duties as CEO of the Company, (Y) the Company's determination to relocate the Executive's primary workplace beyond a 100 mile radius of Skillman, New Jersey, or (Z) the Company's material breach of any provision of this Agreement or violation of any applicable criminal law not due to the Executive's gross negligence or willful fault.

            (c) Additional Termination Compensation.  In the event of a
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termination of this Agreement pursuant to Section 8(b), the Company, in addition to paying the Executive his Base Compensation and Incentive Compensation as hereinabove provided, shall pay to the Executive a lump sum payment (hereinafter "Termination Compensation") equal to (i) two times the Executive's Base Compensation if such termination does not occur within 24 months after a Change in Control (as hereinafter defined); or (ii) two and one-half (2.5) times the Executive's Base Compensation if such termination occurs within 24 months after a Change in Control. Payment of Termination Compensation shall be paid no later than 14 days following the effective date of the Executive's termination. For purposes of this Agreement, a "Change of Control" shall be deemed to have occurred upon the earliest to occur of the following events: (i) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a plan or other arrangement pursuant to which the Company will be dissolved or liquidated, or (ii) the date the stockholders of the Company (or the Board of Directors, if stockholder action is not required) approve a definitive agreement to sell or otherwise dispose of substantially all of the assets of the Company, or (iii) the date the stockholders of the Company

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(or the Board of Directors, if stockholder action is not required) and the stockholders of the other constituent corporation (or its board of directors if stockholder action is not required) have approved a definitive agreement to merge or consolidate the Company with or into such other corporation, other than, in either case, a merger or consolidation of the Company in which holders of shares of the Company's Common Stock immediately prior to the merger or consolidation will have at least a majority of the ownership of common stock of the surviving corporation (and, if one class of common stock is not the only class of voting securities entitled to vote on the election of directors of the surviving corporation, a majority of the voting power of the surviving corporation's voting securities) immediately after the merger or consolidation, which common stock (and, if applicable, voting securities) is to be held in the same proportion as such holders' ownership of Common Stock of the Company immediately before the merger or consolidation, or (iv) the date any entity, person or group, within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than the Company or any of its subsidiaries or any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or John F. Short shall have become the beneficial owner of, or shall have obtained voting control over, more than forty percent (40%) of the outstanding Shares of the Company's Common Stock, or (v) the first day after the date hereof when directors are elected such that a majority of the Board of Directors shall have been members of the Board of Directors for less than two years, unless the nomination for election of each new director who was not a director at the beginning of such two year period was approved

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by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

            (d) Death Benefit.  Notwithstanding any other provision of this
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Agreement, this Agreement shall terminate on the date of the Executive's death.
In such event the Executive's estate shall be paid his Base Compensation for the remainder of the month in which such termination occurs and his Pro Rata Share of any Incentive Compensation payable to him for the year in which such termination occurs.

            (e) No Mitigation.  The Executive shall not be required to mitigate
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the amount of any payments provided for by this Agreement by seeking employment or otherwise, nor shall the amount of any payment or benefit provided in this Agreement be reduced by any compensation or benefit earned by the Executive after termination of his employment.

        9.  Miscellaneous.
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            (a) Integration; Amendment.  This Agreement (including the
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definitions contained in the Registration Statement) constitutes the entire agreement between the parties hereto with respect to the matters set forth herein and supersedes and renders of no force and effect all prior understandings and agreements between the parties with respect to the matters set forth herein, except that nothing contained in this Agreement shall affect that certain Non-Competition Agreement entered into by the Executive on November 26, 1991. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties.

            (b) Severability.  If any part of this Agreement is contrary to,
                ------------
prohibited by, or deemed invalid under applicable law or regulations, such provision shall be

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inapplicable and deemed omitted to the extent so contrary, prohibited, or invalid, but the remainder of this Agreement shall not be invalid and shall be given full force and effect so far as possible.

            (c) Waivers. The failure or delay of any party at any time to
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require performance by the other party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power, or remedy hereunder, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right, power, or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to the other or further notice or demand in similar or other circumstances.

            (d) Power and Authority.  The Company represents and warrants to the
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Executive that it has the requisite corporate power, to enter into this
Agreement and perform the terms hereof; and that the execution, delivery and performance of this Agreement by it has been duly authorized by all appropriate corporate action; and this Agreement represents the valid and legally binding obligation of the Company and is enforceable against it in accordance with its terms.

            (e) Burden and Benefit; Survival.  This Agreement shall be binding
                ----------------------------
upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal and legal representatives, successors and, assigns. In addition to, and not in limitation of anything contained in this Agreement, it is expressly understood and agreed that the Company's

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obligation to pay termination compensation set forth herein shall survive any termination of this Agreement.

            (f) Governing Law; Headings.  Except as set forth in Section 6, this
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Agreement and its construction, performance, and enforceability shall be governed by, and construed in accordance with, the laws of the State of New Jersey. Headings and titles herein are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement.
            (g) Notices.  All notices called for under this Agreement shall be
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in writing and shall be deemed given upon receipt if delivered personally or by facsimile transmission and followed promptly by mail, or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof):

                    If to the Executive:

                    John F. Short
                    10 Governors Lane
                    Princeton, NJ  08540

                    If to the Company:

                    Opinion Research Corporation
                    23 Orchard Road
                    Skillman, New Jersey 08558
                    Attention: Board of Directors

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or to any other address or addressee as any party entitled to receive notice under this Agreement shall designate, from time to time, to others in the manner provided in this Section 9(g) for the service of Notices.

          Any notice delivered to the party hereto to whom it is addressed shall be deemed to have been given and received on the day it was received; provided,
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however, that if such day is not a business day then the notice shall be deemed
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to have been given and received on the business day next following such day.
Any notice sent by facsimile transmission shall be deemed to have been given and received on the business day next following the day of transmission.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                              OPINION RESEARCH CORPORATION

                              By: /s/ Steven A. Greyser
                                  --------------------------------------------
                                  Stephen A. Greyser
                                  Chairman, Compensation Committee


                              By: /s/ Derek B. Smith
                                  --------------------------------------------
                                  Derek B. Smith
                                  Member, Compensation Committee


                                  /s/ John F. Short
                                  --------------------------------------------
                                  John F. Short

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